Exhibit 10.3

                                                               Execution Version

                                 GOAMERICA, INC.

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                  7,446,809 SHARES OF SERIES A PREFERRED STOCK

                               September 12, 2007


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                             SCHEDULES AND EXHIBITS

SCHEDULE A         Schedule of Investors

SCHEDULE B         Schedule of Exceptions

SCHEDULE C         Operating Subsidiaries

SCHEDULE D         Insurance

EXHIBIT A-1        Form of First Restated Certificate

EXHIBIT A-2        Form of Second Restated Certificate

EXHIBIT B-1        Investor Rights Agreement

EXHIBIT B-2        Form of Amended and Restated Investor Rights Agreement

EXHIBIT B-3        Form of Second Amended and Restated Investor Rights Agreement

EXHIBIT C          Form of Opinion of Company Counsel

EXHIBIT D          Compliance Certificate


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                              AMENDED AND RESTATED
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

            THIS  AMENDED  AND  RESTATED   SERIES  A  PREFERRED  STOCK  PURCHASE
AGREEMENT (this "Agreement") is made as of September 12, 2007, by and between GoAmerica, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"), and amends and restates in its entirety that certain Series A Preferred Stock Purchase Agreement dated as of August 1, 2007 among the parties hereto.

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            1.    Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Series A Preferred Stock.

                      (a) The Board of Directors of the Company has approved, and upon receipt of all necessary stockholder approvals, the Company shall file with the Secretary of State of the State of Delaware (i) on or before the Closing (as defined below), an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A-1 (the "First Restated Certificate"), and (ii) on or before the Subsequent Closing (as defined below), an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A-2 (the "Second Restated Certificate"); provided that, if the Closing and the Subsequent Closing are substantially simultaneous, the Company shall file only the Second Restated Certificate.

                      (b) The Board of Directors of the Company has authorized, subject to the receipt of all necessary stockholder approvals, (i) the sale and issuance to the Investors of the Series A Preferred Stock (as defined below) and
(ii) the issuance of the shares of Common Stock (as defined below) to be issued upon conversion of the Series A Preferred Stock (the "Conversion Shares"). The Series A Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the First Restated Certificate or the Second Restated Certificate, as applicable.

                      (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Part I of Schedule A hereto for a purchase price of $5.17 per share (the "Per Share Price").

                      (d) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Subsequent Closing (as defined below) and the Company agrees to sell and issue to each Investor at the Subsequent Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Part II of Schedule A hereto for a purchase price of the Per Share Price.

                  1.2 Closing and Subsequent Closing. Assuming that all other conditions of Closing have been satisfied or waived, the purchase and sale of the Series A Preferred Stock to be sold at the Closing pursuant to Section 1.1(c) shall take place at the offices


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of  Lowenstein  Sandler PC, 65  Livingston  Avenue,  Roseland,  New Jersey 07068
concurrently with the consummation of the closing provided for in that certain asset purchase agreement (the "Asset Purchase Agreement") dated as of August 1, 2007, by and between GoAmerica Relay Services Corp. (formerly Acquisition 1 Corp.) and MCI Communications Services, Inc., providing for the Company's purchase of a telecommunications relay services business (the "TRS Business"), or at such other time and place as the Company and Investors acquiring in the aggregate more than half of the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

Assuming that all conditions of the Subsequent Closing have been satisfied or waived, the purchase and sale of the Series A Preferred Stock to take place at the Subsequent Closing shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 concurrently with the consummation of the closing provided for in that certain merger agreement (the "Merger Agreement") of even date herewith, by and between the Company, HOVRS Acquisition Corporation and Hands On Video Relay Services, Inc. ("HOVRS"), providing for the Company's acquisition of HOVRS, or at such other time and place as the Company and Investors acquiring in the aggregate more than half of the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Subsequent Closing"). At the Subsequent Closing, the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing at the Subsequent Closing against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

                  1.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Series A Preferred Stock to the Investors at the Closing (a) to fund the cash purchase price payable by the Company pursuant to the Asset Purchase Agreement, (b) for general working capital purposes and (c) for the repayment of certain of the Company's existing secured debt. The Company shall use the proceeds from the sale of Series A Preferred Stock at the Subsequent
Closing (a) to fund the cash merger consideration payable by the Company pursuant to the Merger Agreement and (b) for general working capital purposes.

                  1.4 Transaction Fee. Concurrently with the Closing, the Company shall pay the Investors by wire transfer of immediately available funds (to the account or accounts designated by the Investors prior to Closing) an aggregate transaction fee of $960,000.

            2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth in the SEC Reports (as defined below) or on the Schedule of Exceptions (the "Schedule of Exceptions") furnished to each Investor prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of


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Delaware.  The Company is duly  qualified  to transact  business  and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse change in the assets, liabilities, customer or supplier relationships, financial condition, operations or results of operations of the Company and the TRS Business taken as a whole, provided, however, in each case, not including any change that (A) is generally applicable to the U.S. economy,
(B) is generally applicable to Internet protocol data and voice providers, (C) results from the execution of the Asset Purchase Agreement, the announcement of
the  Asset  Purchase   Agreement  or  the   consummation  of  the   transactions
contemplated by the Asset Purchase Agreement or (D) relates to changes in generally accepted accounting principles generally applicable to companies serving as Internet protocol data and voice providers occurring after the date of the Asset Purchase Agreement (a "Material Adverse Effect").

                  2.2 Capitalization and Voting Rights.

                      (a) Authorized Stock. The authorized capital of the Company consists of:

                           (i) Preferred  Stock.  4,351,943  shares of Preferred
Stock, par value $.01 per share (the "Preferred Stock"), and, after the filing of the First Restated Certificate and/or the Second Restated Certificate, 11,671,180 shares of Preferred Stock, 290,135 of which are issued and outstanding as of the date hereof (all of which were issued and outstanding pursuant to that certain $1,500,000 Stock Purchase Agreement dated as of August 1, 2007 (the "$1.5 million Stock Purchase Agreement"), by and among the Company and the Investors). Upon filing the First Restated Certificate with the Secretary of State of the State of Delaware, 6,769,826 shares of Preferred Stock shall be designated Series A Preferred Stock and upon filing the Second Restated Certificate with the Secretary of State of the State of Delaware, 7,736,944 shares of Preferred Stock shall be designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which may be sold pursuant to this Agreement (other than the Series A Preferred Stock issued on August 1, 2007 pursuant to the $1.5 million Stock Purchase Agreement). As of the date of the Subsequent Closing, the only shares of Series A Preferred Stock issued and outstanding are
(A) the shares issued to the Investors pursuant hereto on the date of the Closing, and (B) the shares issued to the Investors pursuant to the $1.5 million Stock Purchase Agreement; and

                           (ii)  Common  Stock.  200,000,000  shares  of  Common
Stock, par value $.01 per share ("Common Stock"), and, after the filing of the First Restated Certificate and/or the Second Restated Certificate, 50,000,000 shares of Common Stock, of which 2,486,668 shares are issued and outstanding as of the date hereof, and 24,063 shares are held in treasury as of the date hereof.

                      (b) Valid Issuance. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                      (c) Rights to Acquire. Except for (i) options to purchase an aggregate of 83,191 shares of Common Stock granted and outstanding under the GoAmerica Communications Corp. 1999 Stock Option Plan, the


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GoAmerica,  Inc. 1999 Stock Plan,  the GoAmerica,  Inc.  Employee Stock Purchase
Plan and the GoAmerica, Inc. 2005 Equity Compensation Plan (collectively, the "Company Option Plans") and (ii) warrants to purchase an aggregate of 84,320 shares of Common Stock granted and outstanding, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock as of the date hereof. The Company has reserved a total of 272,478 shares of Common Stock for issuance under the Company Option Plans (including the shares described above).

                      (d) Voting of Shares. Other than the Investor Rights Agreement entered into by the Company and the Investors on August 1, 2007 in connection with the $1.5 million Stock Purchase Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement to be entered into in connection with the Closing and/or Subsequent Closing hereunder, the Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, except for the voting agreements identified on Schedule 2.2(d) hereof, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security of the Company.

                  2.3 Operating Subsidiaries.

                      (a) Schedule C hereto sets forth the name of each operating subsidiary of the Company (each, an "Operating Subsidiary" and collectively, the "Operating Subsidiaries") and the jurisdiction in which such Operating Subsidiary is incorporated. Each Operating Subsidiary is a duly organized and validly existing corporation or other entity and has all requisite corporate power and authority to carry on its business as now conducted. Each Operating Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

                      (b) All of the outstanding shares of capital stock of each Operating Subsidiary of the Company are duly and validly authorized and issued, fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims, except as set forth in or contemplated by the Credit Agreement, the First Lien Debt
Commitment Letter and the Second Lien Debt Commitment Letter. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interests of any Operating Subsidiary.

                      (c) Each subsidiary of the Company that is not an Operating Subsidiary (i) has consolidated gross revenues for the period of four fiscal consecutive quarters most recently ended of less than $5,000, (ii) has consolidated total assets on the last day of the fiscal quarter most recently ended of less than $5,000 and (iii) does not own or possess the right to use any Intellectual Property Rights or other assets that are material to the business of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, the terms "subsidiary" and "subsidiaries" of any person means any corporation, partnership, joint venture, limited liability company, association or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of


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the board of directors or other governing body of such corporation, partnership, joint venture, limited liability company, association or other legal entity.

                  2.4 Authorization. Other than the stockholder approvals described in Section 2.4 of the Schedule of Exceptions, the filing of the First Restated Certificate and/or the Second Restated Certificate, as applicable, with the Secretary of State of the State of Delaware and filings required under federal and state securities laws, all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery by the Company of this Agreement, the Investor Rights Agreement, a copy of which is attached hereto as Exhibit B-1 (the "Investor Rights Agreement"), an Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit B-2 (the "Amended and Restated Investor Rights Agreement")and a Second Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit B-3 (the "Second Amended and Restated Investor Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale, issuance and delivery of the Series A Preferred Stock being sold hereunder and the Conversion Shares issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing or, in respect of the Series A Preferred Stock and Conversion Stock to be issued or issuable at the Subsequent Closing, the Subsequent Closing. This Agreement, the Investor Rights Agreement, and, when executed, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  2.5 Valid Issuance of Preferred Stock. Assuming receipt of all stockholder approvals described in Section 2.5 of the Schedule of Exceptions, the Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer (a) under this Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement, (b) under applicable state and federal securities laws and (c) otherwise imposed as a result of actions taken by the Investors. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the First Restated Certificate or the Second Restated Certificate, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer (a) under this Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement, (b) under applicable state and federal securities laws and (c) otherwise imposed as a result of actions taken by the Investors.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, qualifications, designations,


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declarations  or filings  which are not  required  to be  obtained  prior to the
Closing and such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings which are not required to be obtained prior to the Subsequent Closing, (ii) the filing of the First Restated Certificate and/or the Second Restated Certificate, as applicable, with the Secretary of State of the State of Delaware, (iii) the filing with The Nasdaq Stock Market, Inc. ("Nasdaq") of an application to list the Conversion Shares and (iv) such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                  2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of applicable state blue sky laws, as such registration requirements and laws currently exist. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Merger Agreement, the Asset Purchase Agreement, the Managed Services Agreement (as defined below) or the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or the Second Amended and Restated Investor Rights Agreement, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby, or that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or in any change in the current equity ownership of the Company. Neither the Company nor any Operating Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  2.9 Asset Purchase Agreement and Managed Services Agreement. The Company has delivered to counsel to the Investors true and complete copies of the Managed Services Agreement, dated as of August 1, 2007, by and between the Company and Stellar Nordia Services LLC, a Nevada limited liability company (the "Managed Services Agreement" and, together with the Asset Purchase Agreement, the Merger Agreement and the documents referenced in any of the Asset Purchase Agreement, the Merger Agreement or the Managed Services Agreement pertaining to the acquisitions described in the Asset Purchase Agreement and the Merger Agreement, the "Operative Agreements"). All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery by the Company of the Operative Agreements and the performance of all obligations of the Company thereunder has been taken or will be taken prior to the closing provided for in the Asset Purchase Agreement (other than corporate actions required with respect to the transactions contemplated by the Merger Agreement, which will be taken prior to the closing provided for in the Merger Agreement). The Operative Agreements will constitute, when executed, valid and legally binding obligations of the Company, and will be enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights


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generally and (ii) as limited by laws relating to the  availability  of specific
performance,   injunctive  relief  or  other  equitable  remedies.  No  consent,
approval,   order  or   authorization   of,  or   registration,   qualification,
designation,   declaration  or  filing  with,   any  federal,   state  or  local
governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Operative Agreements, except as described in the Asset Purchase Agreement, the Merger Agreement and the respective Schedules thereto as of the date hereof.

                  2.10 Intellectual Property. Except as would not have a Material Adverse Effect:

                        (a) To its knowledge, the Company and each Operating Subsidiary owns sufficient right, title and interest in and to, or has sufficient right to use pursuant to a valid license, option, assignment or agreement, all of the Intellectual Property Rights (as defined below) used by them and which the Company believes are necessary for the operation of the business of the Company and each Operating Subsidiary as presently conducted, and the lack of which would conflict with or infringe the rights of any third party, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms. The Company and each Operating Subsidiary has taken reasonable actions to maintain and protect the confidentiality of Intellectual Property Rights consisting of trade secrets that it owns. The Intellectual Property Rights that the Company or any Operating Subsidiary owns, consisting of patents, copyrights, trademarks, service marks and trade names, do not, to the Company's knowledge, conflict with or infringe upon the rights of third parties, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms. Since January 1, 2006, there have been no written claims made against the Company or any subsidiary asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights that the Company or any subsidiary owns and, to the Company's knowledge, there are no valid grounds for the same. Since January 1, 2006, neither the Company nor any subsidiary has received any communications alleging that the Company or any subsidiary has violated, infringed or misappropriated any Intellectual Property Rights of any other person or entity. To the Company's knowledge, neither the Company nor any subsidiary is violating, infringing or misappropriating the Intellectual Property Rights of any other person or entity. Since January 1, 2006, to the Company's knowledge, no third party has interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any of the Company's or any of its Operating Subsidiary's Intellectual Property Rights, or of any right of any third party (to the extent licensed by or through the Company or its Operating Subsidiaries), or breached any license or agreement involving Intellectual Property Rights. Except as set forth on the Schedule of Exceptions, the Company has not brought any action, suit or proceeding or asserted any claim against any person or entity related to the foregoing. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would prevent the employee from assigning his/her inventions to the Company.


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

                        (b) Neither the execution nor delivery of this Agreement, the Operative Agreements or the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or the Second Amended and Restated Investor Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the employment of any employee of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, including but not limited to, any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with the Company.

                        (c) For purposes of this Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade names, logos and corporate names and registrations and applications for registration thereof, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information) and (vii) other intellectual property rights. As used in this Agreement, the phrases "to the Company's knowledge" and "the Company is not aware" or any similar expression or phrase refers to the actual knowledge of the executive officers of the Company (and does not include any constructive or imputed notice of any information).

                  2.11 Compliance with Other Instruments. The Company is not in violation of any provision of its certificate of incorporation or Bylaws. Neither the Company nor any of its subsidiaries is in violation of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company or any subsidiary is subject and a violation of which would reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Operative Agreements and the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any subsidiary, their business or operations or any of their assets or properties, other than conflicts, defaults or other results which would not reasonably be expected to result in a Material Adverse Effect.

                  2.12 Agreements; Action.

                      (a) Except for agreements explicitly contemplated hereby, there are no agreements, written or oral, between the Company and any subsidiary and any of their officers, directors or affiliates.

                      (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any subsidiary is a party or by which any of them is bound that may involve the license of any Intellectual Property Rights or other proprietary right to or from the Company (other than licenses entered into in the ordinary course of business).

                      (c) There are no agreements, commitments, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any subsidiary is a party or by which they are bound that may involve (i) obligations (contingent or otherwise), or payments to the Company or any subsidiary, in excess of $250,000, other than obligations of, or payments to, the Company or any subsidiary arising from agreements entered into in the ordinary course of business, or (ii) provisions materially restricting the development, manufacture or distribution of the Company's products or services (collectively, "Material Contracts"). The Material Contracts are valid and in full force and effect as to the Company and any Operating Subsidiary, and, to the Company's knowledge, to the other parties thereto.

                      (d) With the exception of (i) indebtedness of the Company and its subsidiaries under that certain Credit Agreement dated as of August 1, 2007 (the "Credit Agreement") by and among the Company, Clearlake Capital Group, LP, as Administrative Agent and Collateral Agent and the Lenders party thereto, and (ii) the indebtedness contemplated by that certain Amended and Restated First Lien Debt Commitment Letter of even date herewith (the "First Lien Debt Commitment Letter") and that certain Amended and Restated Second Lien Debt Commitment Letter of even date herewith (the "Second Lien Debt Commitment Letter"), between the Company and Clearlake Capital Group, LP (the Credit Agreement, First Lien Debt Commitment Letter and Second Lien Debt Commitment Letter, collectively, the "Debt Financings"), neither the Company nor any subsidiary has outstanding any indebtedness for money borrowed (which, for clarity, the parties agree does not include accounts payables or other trade payables, capital leases or accrued expenses) in excess of $250,000 or, in the case of indebtedness for money borrowed individually less than $250,000, in excess of $5,000,000 in the aggregate, other than liabilities incurred in the ordinary course of business.

                      (e) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  2.13 Related Party Transactions. Since the filing of the last SEC Report (as defined below), there have been no related party transactions that would be required to be disclosed in the SEC Reports pursuant to Item 404(a) of the SEC's Regulation S-K that have not been so disclosed in the SEC Reports.

                  2.14 SEC Filings; Financial Statements.

                       (a) The Company has timely filed all reports and proxy statements (including all information incorporated therein, amendments and supplements thereto) required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2005 (all reports filed by the Company under the Securities Exchange Act of 1934, and the applicable rules and regulations promulgated thereunder since January 1, 2006, including any amendments thereto, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Reports so filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports (the "Year-End Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports (together with the Year-End Statements, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at of the respective dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries for the periods indicated (subject to normal and recurring period-end adjustments that have not been and are not expected to be material to the Company and its subsidiaries taken as a whole).

                       (c) To the Company's knowledge, except as set forth in the Financial Statements, the Schedule of Exceptions or the Operative Agreements, or as contemplated by the Debt Financings, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to March 31, 2007 and (b) liabilities or obligations under contracts and commitments incurred in the ordinary course of business or otherwise not required under generally accepted accounting principles to be reflected in the Financial Statements. Except as disclosed in the Financial Statements, neither the Company nor any subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation, other than the Company or any subsidiary. The Company maintains a system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.15 Changes. Since March 31, 2007, except as would not reasonably be expected to have a Material Adverse Effect and except as contemplated by the transactions associated with the Operative Agreements and the Debt Financings, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries, taken as a whole, from that reflected in the Financial Statements, except changes in the ordinary course of business;

                  (b) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                  (c) any sale, assignment, pledge, grant of security interest or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (d) any resignation or termination of employment of any key employee of the Company and its Operating Subsidiaries;

                  (e) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

                  (f) any agreement or commitment by the Company or any subsidiary to do any of the things described in this Section 2.15.

                  2.16 Tax Returns, Payments and Elections. The Company has timely filed all tax returns (federal, state and local) required to be filed by it, which tax returns are true and correct in all material respects. The Company has paid all taxes and other assessments due, if any, except those contested by it in good faith that are listed in the Schedule of Exceptions. Except as set forth in the Schedule of Exceptions, none of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities and, as of the date hereof, to the Company's knowledge, there is no such audit pending or threatened. Since March 31, 2007, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Except as would not constitute a Material Adverse Effect, the Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                  2.17 Permits. The Company and its Operating Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their respective businesses as now being conducted by them, the lack of which would result in a Material Adverse Effect. Neither the Company nor any Operating Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority. To the Company's knowledge, neither the Company nor any Operating Subsidiary has received notification of proceedings relating to revocation or modification of any such franchises, permits, licenses or other similar authority.

                  2.18 Environmental and Safety Laws. To the Company's knowledge, the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws and regulations relating to the environment or occupational health and safety and, to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Neither the Company nor any subsidiary has received any written communication from a governmental authority with respect to any material violation of such statutes, laws or regulations.

                  2.19 Disclosure. Neither this Agreement (including all the exhibits and schedules hereto) nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                  2.20 Title to Property and Assets. The property and assets that the Company or any subsidiary owns are owned by the Company or that subsidiary free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and that do not secure indebtedness for borrowed money (which, for clarity, the parties agree does not include accounts payables or other trade payables, capital leases or accrued expenses) or guarantees thereof, (iii) defects in title, none of which, individually or in the aggregate, materially impair the Company's or the subsidiary's ownership or use of such property or assets, and (iv) liens created in connection with the Debt Financings. With respect to the property and assets the Company or any subsidiary leases, the Company or the subsidiary, as applicable, is in compliance with such leases except where the failure to be in compliance would not constitute a Material Adverse Effect and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i), (ii) and (iii).

                  2.21 Employee Benefit Plans. The Company does not have or contribute to any "employee benefit plan" as such term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA") that is subject to Title IV of ERISA or the funding requirements of Section 412 of the Internal Revenue Code of 1986, as amended.

                  2.22 Labor Agreements and Actions. Neither the Company nor any subsidiary is bound by or subject to any contract, commitment or arrangement with any labor union. Except as disclosed in the SEC Reports, neither the Company nor any subsidiary is a party to or bound by any currently effective material employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To the Company's knowledge, the Company and each subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  2.23 Insurance. The Company and its Operating Subsidiaries have in full force and effect the insurance policies listed on Schedule D hereto. There are no claims in excess of $100,000 in the aggregate pending against the Company under any insurance policies currently in effect, or by the Company against any of its insurance carriers and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid.

                  2.24 Fees. Except as set forth in the Schedule of Exceptions, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            3. Representations and Warranties of the Investors. Each Investor severally and not jointly hereby represents, warrants and covenants that:

                  3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement, and each such agreement executed and delivered by such Investor constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement and the Second Amended and Restated Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Conversion Shares issuable upon conversion thereof
(collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Such Investor is an investor in public companies with relatively low market capitalizations and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

                  3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Securities must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or the Second Amended and Restated Investor Rights Agreement, as applicable, provided and to the extent that this Section 3 and the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or the Second Amended and Restated Investor Rights Agreement are then applicable, and:

                      (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

      Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor to any affiliated venture capital fund or investment fund, or by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

                      (b) Any legend required by applicable laws.

                  3.9 Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  3.10 Legal Advisors. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement, the Debt Financings, the Asset Purchase Agreement and the Merger Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and, except with respect to the opinions to be delivered to the Investors pursuant to Sections 5.5 and 8.4 hereof, not on any statements or representations of the Company or any of the Company's agents, including Lowenstein Sandler PC or Chadbourne & Parke LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

            4. Conditions of Investors' and Company's Obligations at the Closing. The obligations of each Investor and the Company under Section 1.1(c) of this Agreement are subject to the satisfaction or, where permitted by law, waiver on or before the Closing of each of the following conditions:

                  4.1 Stockholder Approval. At a duly convened meeting of the stockholders of the Company, the stockholders of the Company shall have approved
(i) the First Restated Certificate, (ii) the issuance of the Series A Preferred Stock to be issued at the Closing and the underlying Conversion Shares, (iii) the change of control involved in issuing the Series A Preferred Stock to the Investors hereunder, (iv) the Asset Purchase Agreement and the acquisition of the TRS Business and (v) such other matters as shall be required by the rules of Nasdaq.

                  4.2 Asset Purchase. The closing contemplated by the Asset Purchase Agreement shall have been consummated concurrently with the Closing hereunder.

                  4.3 No Prohibition. No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or any governmental entity which prohibits, restrains or enjoins the consummation of the transactions contemplated hereunder.

                  4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock in the Closing pursuant to this Agreement or that are required to consummate the closing under the Asset Purchase Agreement shall have been duly obtained and shall be effective as of the Closing, other than such authorizations, approvals or permits or other filings which may be timely made after the Closing or which, if not obtained, would not materially adversely affect the Company upon consummation of the closings contemplated by this Agreement, the Asset Purchase Agreement and the Debt Financings.

                  4.5 Listing. The Conversion Shares underlying the Series A Preferred Stock to be issued at the Closing, and the shares of Common Stock underlying the Series A Preferred Stock issued at the $1.5 million Stock Purchase Agreement closing, shall have been authorized for listing for quotation on Nasdaq, subject to official notice of issuance.

                  4.6 Restated Certificate. The First Restated Certificate shall have been filed with the Secretary of State of the State of Delaware; provided that, if the Subsequent Closing occurs simultaneously with the Closing, the Second Restated Certificate, rather than the First Restated Certificate, shall have been filed with the Secretary of State of the State of Delaware.

            5. Conditions of Investors' Obligations at the Closing. The obligations of each Investor under Section 1.1(c) of this Agreement are also subject to the satisfaction or, where permitted by law, waiver on or before the Closing of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties, other than any qualifiers contained in any representation or warranty requiring disclosure in the Schedule of Exceptions of a list of items qualified as to materiality) as of the Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate in the form attached hereto as Exhibit D stating that the conditions specified in Sections 5.1 and
5.2 have been fulfilled.

                  5.4 Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, Behdad Eghbali and two other well respected business people designated by the Investors shall be elected to the Company's board of directors; provided that, if the Subsequent Closing occurs simultaneously with the Closing, the Company shall have taken all necessary corporate action such that immediately following the Closing, Behdad Eghbali and one other well respected business person designated by the Investors shall be elected to the Company's board of directors.

                  5.5 Opinion of Company Counsel. Each Investor shall have received from Lowenstein Sandler PC, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit C.

                  5.6 Secretary's Certificate. Investors shall have received from the Company's Secretary a certificate in form and substance reasonably satisfactory to the Investors having attached thereto (a) the Company's Certificate of Incorporation as in effect at the time of the Closing, (b) the Company's Bylaws as in effect at the time of the Closing, and (c) resolutions approved by the Company's board of directors authorizing the transactions contemplated hereby.

                  5.7 Operative Agreements. Since (i) the date hereof, in the case of the Operative Agreements related to the transactions contemplated by the Merger Agreement, and (ii) August 1, 2007 in respect of all other Operative Agreements, there shall have been no material amendment of, or material waiver under, any of the Operative Agreements other than amendments and waivers approved by Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement, such approval not to be unreasonably withheld or delayed. The Operative Agreements, any agreement required to be executed pursuant to any of the Operative Agreements which is not an exhibit to one or more of the Operative Agreements and all other proceedings in connection with the transactions contemplated at the Closing shall be in form and substance acceptable to Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement, such acceptance not to be unreasonably withheld or delayed. Each Investor shall have received copies of each of the executed Operative Agreements (to the extent executed prior to or at the Closing), including any exhibits and schedules thereto.

                  5.8 Debt Financing. All conditions precedent to the consummation of the debt financing contemplated by the First Lien Debt Commitment Letter shall have been satisfied, unless the failure to satisfy any such condition precedent is due to any act or failure to act by the Investors.

                  5.9 Material Adverse Effect. Since August 1, 2007, no event shall have occurred which shall have had a Material Adverse Effect.

                  5.10 Amendment to Bylaws. The Company's Bylaws shall have been amended to eliminate all provisions pertaining to a staggered board of directors

            6. Conditions of the Company's Obligations at the Closing. The obligations of the Company under Sections 1.1(c) of this Agreement are also subject to the satisfaction or, where permitted by law, waiver on or before the Closing of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties as of the Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  6.2 Performance. The Investors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  6.3 Payment of Purchase Price at Closing. The Investors shall have delivered to the Company the aggregate purchase price owed by such Investors for the Series A Preferred Stock being sold hereunder at the Closing.

                  6.4  Debt   Financings.   The  closing  of  the   transactions
contemplated  by  the  First  Lien  Debt  Commitment   Letter  shall  have  been
consummated concurrently with the Closing hereunder.

            7. Conditions of Investors' and Company's Obligations at the Subsequent Closing. With respect to the Subsequent Closing, the obligations of each Investor and the Company under Section 1.1(d) of this Agreement are subject to the satisfaction or, where permitted by law, waiver on or before the Subsequent Closing of each of the following conditions:

                  7.1 Closing. The Closing shall have occurred.

                  7.2 Stockholder Approval. To the extent required by law, at a duly convened meeting of the stockholders of the Company, the stockholders of the Company shall have approved (i) the Second Restated Certificate, (ii) the issuance of the Series A Preferred Stock to be issued at the Subsequent Closing and the underlying Conversion Shares, (iii) the Merger Agreement and the acquisition of HOVRS and (iv) such other matters as shall be required by the rules of Nasdaq.

                  7.3 Merger. The closing contemplated by the Merger Agreement shall have been consummated concurrently with the Subsequent Closing hereunder.

                  7.4 No Prohibition. No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or any governmental entity which prohibits, restrains or enjoins the consummation of the transactions contemplated hereunder.

                  7.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock in the Subsequent Closing pursuant to this Agreement or that are required to consummate the closing contemplated by the Merger Agreement shall have been duly obtained and shall be effective as of the Subsequent Closing, other than such authorizations, approvals or permits or other filings which may be timely made after the Subsequent Closing or which, if not obtained, would not materially adversely affect the Company or the Investors upon consummation of the closings contemplated by this Agreement, the Merger Agreement and the Debt Financings.

                  7.6 Listing. The Conversion Shares underlying the Series A Preferred Stock to be issued at the Subsequent Closing shall have been authorized for listing for quotation on Nasdaq, subject to official notice of issuance.

            8. Conditions of Investors' Obligations at the Subsequent Closing. The obligations of each Investor under Section 1.1(d) of this Agreement are also subject to the satisfaction or, where permitted by law, waiver on or before the Subsequent Closing of each of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of the Company set forth in Section 2 of this Agreement, other than those set forth in Sections 2.8, 2.10, 2.12, 2.15, 2.17 and 2.18, shall be true and correct in all respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties, other than any qualifiers contained in any representation or warranty requiring disclosure in the Schedule of Exceptions of a list of items qualified as to materiality) as of the Subsequent Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  8.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Subsequent Closing.

                  8.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Subsequent Closing a certificate in the form attached hereto as Exhibit D stating that the conditions specified in Sections
8.1 and 8.2 have been fulfilled.

                  8.4 Opinion of Company Counsel. Each Investor shall have received from Lowenstein Sandler PC, counsel for the Company, an opinion, dated as of the Subsequent Closing, substantially in the form attached hereto as Exhibit C.

                  8.5 Secretary's Certificate. Investors shall have received from the Company's Secretary a certificate in form and substance reasonably satisfactory to the Investors having attached thereto (a) the Company's Certificate of Incorporation as in effect at the time of the Subsequent Closing,
(b) the Company's Bylaws as in effect at the time of the Subsequent Closing, and
(c) resolutions approved by the Company's board of directors authorizing the transactions contemplated hereby.

                  8.6 Debt Financings. All conditions precedent to the consummation of the debt financing contemplated by the First Lien Debt Commitment Letter and the Second Lien Debt Commitment Letter shall have been satisfied, unless the failure to satisfy any such condition precedent is due to any act or failure to act by the Investors.

                  8.7 Operative Agreements. Since the date hereof, there shall have been no material amendment of, or material waiver under, any of the Operative Agreements other than amendments and waivers approved by Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement, such approval not to be unreasonably withheld or delayed. The Operative Agreements, any agreement required to be executed pursuant to any of the Operative Agreements which is not an exhibit to one or more of the Operative Agreements and all other proceedings in connection with the transactions contemplated at the Subsequent Closing shall be in form and substance acceptable to Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement, such acceptance not to be unreasonably withheld or delayed. Each Investor shall have received copies of each of the executed Operative Agreements, including any exhibits and schedules thereto.

                  8.8 Merger Agreement Conditions. Each of the closing conditions set forth in the Merger Agreement shall have been satisfied (unless waived with the consent of Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement, such consent not to be unreasonably withheld).

            9. Conditions of the Company's Obligations. The obligations of the Company to the Investors under this Agreement in connection with the Subsequent Closing are subject to the satisfaction or, where permitted by law, waiver on or before the Subsequent Closing of each of the following conditions by that
Investor:

                  9.1 Representations and Warranties. The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties as of the Subsequent Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  9.2 Performance. The Investors shall have performed and complied in all materials respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them before the Subsequent Closing.

                  9.3 Payment of Purchase Price at Subsequent Closing. The Investors shall have delivered to the Company the aggregate purchase price owed by such Investors for the Series A Preferred Stock being sold hereunder at the Subsequent Closing.

                  9.4  Debt   Financings.   The  closing  of  the   transactions
contemplated by the Second Lien Debt Commitment Letter shall have been consummated concurrently with the Subsequent Closing hereunder.

            10. Covenants.

                  10.1  Documents.  Subject to satisfaction of the conditions to
Closing, the Company and the Investors shall execute the Amended and Restated Investor Rights Agreement at or prior to the Closing, and subject to satisfaction of the conditions to the Subsequent Closing, the Company and the Investors shall execute the Second Amended and Restated Investor Rights Agreement at or prior to the Subsequent Closing; provided that, if the Closing and the Subsequent Closing are substantially simultaneous, the Company and the Investors shall execute the Second Amended and Restated Investor Rights Agreement, rather than the Amended and Restated Investor Rights Agreement, at or prior to the Closing.

                  10.2 Conduct of Business of the Company Pending the Closing. Between the date of this Agreement and the Closing, except as otherwise contemplated by this Agreement, the Operative Agreements, the Debt Financings, the First Lien Debt Commitment Letter or the Second Lien Debt Commitment Letter, as disclosed in the SEC Reports filed prior to the date of this Agreement, as set forth in Section 5.1 of the Schedule of Exceptions, as required by law or unless Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), (i) the business of the Company and its Operating Subsidiaries shall be conducted in the ordinary course of business and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, and material business relationships, and (ii) neither the Company nor any of its subsidiaries shall:

                      (a)  amend  or  otherwise   change  its   Certificate   of
Incorporation or By-Laws or any similar governing instruments (except for any subsidiaries that are not Operating Subsidiaries);

                      (b) enter into any agreement outside the ordinary course of business;

                      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                      (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for the acquisition of shares in connection with cashless exercises of options and warrants and customary repurchases effected in accordance with the Company's employee benefit plans);

                      (e) authorize any material new capital expenditures which are, in the aggregate, in excess of the Company's capital expenditure budget set forth on Section 5.1 of the Schedule of Exceptions; or

                      (f) agree to take any of the actions described in Sections 10.2(a) through 10.2(e).

                  10.3 Stockholders Meeting. The Company, acting through its Board of Directors, shall (a) as soon as reasonably practicable following the date of this Agreement, take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining stockholder approval of the proposals contemplated by Sections 4.1 and 7.2 (the "Company Proposals"), (b) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company grant such approvals (the "Recommendation") and (c) use its reasonable commercial efforts to obtain such approvals; provided that the Board of Directors of the Company may fail to make or may withdraw, modify or change the Recommendation and/or may fail to use such efforts if in the absence of an Alternate Financing Proposal, the Board of Directors of the Company determines in good faith (after having consulted with outside counsel) that such conduct is required for the Board to comply with its fiduciary duties under applicable law. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is terminated in accordance with Section 11.1, the Company, regardless of whether the Board of Directors of the Company has approved, endorsed or recommended an Alternate Financing Proposal or has withdrawn, modified or amended the Recommendation, but in compliance with the DGCL, shall promptly call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably practicable after the date of this Agreement and will submit the Company Proposals for approval by the stockholders of the Company at the Stockholders Meeting.

                  10.4 Proxy Statement. Promptly following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement describing the Company Proposals (the "Proxy Statement"). The Company shall use reasonable commercial efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company's stockholders as promptly as reasonably practicable following filing with the SEC.

                  10.5 Alternate Financing Proposals.

                      (a) The Company shall not, nor shall the Company authorize or permit any of its subsidiaries or any of the directors, officers, employees, attorneys or investment bankers (collectively, "Representatives") of the Company or any of its subsidiaries to, (i) directly or indirectly, initiate, solicit or knowingly encourage any inquiries with respect to, or the making of, any Alternate Financing Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Alternate Financing Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternate Financing Proposal or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Alternate Financing Proposal; provided, however, it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under
Section 10.5(b) or Section 10.5(c), shall not be deemed to be a breach or violation of this Section 10.5(a) or, in the case of Section 10.5(b), give the Investors a right to terminate this Agreement pursuant to Section 11.1(e)(ii). The Company shall, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make an Alternate Financing Proposal, in each case that exist as of the date hereof, subject in each case to the rights of the Company set forth in Sections 10.5(b) and 10.5(c).

                      (b) Notwithstanding anything to the contrary in Section 10.5(a), nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Alternate Financing Proposal (provided that neither the Company nor its Board of Directors may recommend any Alternate Financing Proposal unless permitted by Section 10.5(c) and the Company may not fail to make, or withdraw, modify or change in a manner adverse to the Investors all or any portion of, the Recommendation unless permitted by Section 10.3); (ii) providing access to its properties, books and records and providing information or data in response to a request therefor by a person or group who has made an unsolicited Alternate Financing Proposal that the Board of Directors of the Company determines in good faith is credible if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement; (iii) contacting and engaging in discussions with any person or group and their respective Representatives who has made an unsolicited Alternate Financing Proposal solely for the purpose of clarifying such Alternate Financing Proposal and any material terms thereof and the conditions to consummation so as to determine whether there is a reasonable possibility that such Alternate Financing Proposal could lead to a Superior Proposal; (iv) contacting and engaging in any negotiations or discussions with any person or group and their respective Representatives who has made an unsolicited Alternate Financing Proposal that the Board of Directors of the Company determines in good faith is credible (which negotiations or discussions are not solely for clarification purposes); or (v) prior to obtaining all necessary stockholder approvals, (A) withdrawing, modifying or changing in any adverse manner the Recommendation (which, in the event of an Alternate Financing Proposal, shall be permitted only to the extent permitted by Section 10.5(c)) or
(B) recommending an unsolicited Alternate Financing Proposal that the Board of Directors of the Company determines in good faith is credible, if and only to the extent that in connection with the foregoing clauses (ii), (iv) and (v)(B), the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors that, (x) in the case of clause (v)(B) above only, such Alternate Financing Proposal would, if consummated, result in a Superior Proposal and (y) in the case of clauses (ii) and (iv) above only, such Alternate Financing Proposal constitutes a Superior Proposal or there is a reasonable possibility that such actions in respect of such Alternate Financing Proposal could lead to a Superior Proposal. The Company shall also promptly notify the Investors within 48 hours of the receipt of any Alternate Financing Proposal after the date hereof, which notice shall include the material terms of such Alternate Financing Proposal.

                      (c) Notwithstanding anything in this Section 10.5 to the contrary, if (A) the Company's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an unsolicited Alternate Financing Proposal that did not otherwise result from a material breach of Section 10.5(a), that such proposal is a Superior Proposal, (B) the Company notifies the Investors in writing of the terms of the Superior Proposal and the determinations described in clause (A) above and of its intent to terminate this Agreement, (C) the Company's Board of Directors takes into account any revised proposal made by the Investors to the Company (a "Revised Investor Proposal") within three business days after the Investors' receipt of such notice and again determines in good faith after consultation with its outside legal counsel and independent financial advisors that such Alternate Financing Proposal (as the same may have been modified or amended) remains a Superior Proposal, and (D) the Company's Board of Directors, if a Revised Investor Proposal has been made, and such Alternate Financing Proposal had been modified or amended prior to the Board's re-determination referred to in clause (C) above, (x) first, notifies the Investors of the revised terms of such Alternate Financing Proposal; (y) second, establishes a deadline, and notifies the Investors and the person making such Alternate
Financing Proposal thereof, to occur not less than three nor more than seven business days after giving such notice, for the submission of final proposals from both the Investors and such person; and (z) within seven business days after such deadline, again determines in good faith after consultation with its outside legal counsel and independent financial advisors that such Alternate Financing Proposal remains a Superior Proposal and notifies the Investors of such determination, the Company or its Board of Directors may terminate this Agreement in order to enter into a definitive agreement with respect to such Superior Proposal and may withdraw, modify or change the Recommendation; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 10.5(c), and any purported termination pursuant to this Section 10.5(c) shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 10.5(c) pays to the Investors the Company Termination Fee.

                      (d) For purposes of this Agreement, the following terms shall have the meanings assigned below:

                          (i) "Alternate  Financing Proposal" means any inquiry,
proposal or offer from any Person or group of Persons (other than the Investors) relating to (i) any proposal or offer concerning an alternate financing for the transactions contemplated by the Asset Purchase Agreement together with the transactions contemplated by the Merger Agreement or (ii) any proposal or offer concerning an acquisition of all or substantially all of the issued and outstanding capital stock of the Company or an acquisition of all or substantially all the assets of the Company.

                          (ii) "Superior Proposal" means any Alternate Financing
Proposal (x) on terms more favorable to the Company than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by the Investors to amend the terms of the transactions contemplated by this Agreement, the First Lien Debt Commitment Letter or the Second Lien Debt Commitment Letter), and (y) that the Board of Directors of the Company determines in good faith is reasonably capable of being completed, taking into account the identity of the person or persons making the proposal and all financial, regulatory, legal and other aspects of such proposal. The parties hereto understand and agree that an Alternate Financing Proposal consisting of a proposal or offer concerning an alternate financing for both the transactions contemplated by the Asset Purchase Agreement and the transactions contemplated by the Merger Agreement will not fail to be a Superior Proposal solely because the financing proposed with respect to either the acquisition of the TRS Business or the acquisition of HOVRS, independent of the other terms and financing comprising such Alternate Financing Proposal, is not more favorable to the Company than the corresponding portion of the financings contemplated by this Agreement, so long as such Alternate Financing Proposal, taken as a whole, is on terms more favorable to the Company than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by the Investors to amend the terms of the transactions contemplated by this Agreement, the First Lien Debt Commitment Letter or the Second Lien Debt Commitment Letter).

                  10.6 Further Assurances. Subject to the terms and conditions of this Agreement, each party will use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                  10.7 Public Statements. Each of the Company and the Investors agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued without the prior written consent of the Company or the Investors, except as such release or announcement may be required by law or the rules or regulations of any applicable securities exchange or regulatory or governmental body to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall use its reasonable commercial efforts to provide the Company or the Investors, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

            11. Termination, Expenses

                  11.1 Termination. This Agreement may be terminated:

                      (a) by mutual written consent of the Investors and the Company;

                      (b) by the Investors or the Company if any court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder and such order, decree, ruling or other action is or shall have become final and nonappealable;

                      (c) by either the Investors or the Company if:

                          (i) the Closing  shall not have  occurred on or before
December 31, 2007; provided, however, that, if one or more Governmental Consents (as defined in the Asset Purchase Agreement as in effect on the date hereof) have not been obtained by December 31, 2007 and the Company exercises its option under the Asset Purchase Agreement to extend the Termination Date thereunder to March 31, 2008, Investors who have agreed to purchase a majority of the Shares of Series A Preferred Stock to be sold in connection with the Closing may, in their sole discretion, extend the date after which this Agreement may be terminated pursuant to this clause (c)(i) to March 31, 2008 by delivering written notice of such extension to the Company; provided, further, that the right to terminate this Agreement pursuant to this Section 11.1(c)(i) shall not be available to the party seeking to terminate unless (x) the Asset Purchase Agreement shall have terminated (or, in the case of termination by the Investors, the Asset Purchase Agreement would have terminated by its terms on or before such date except that the Company has exercised its option thereunder to extend the Termination Date to March 31, 2008) and (y) the party seeking to terminate pursuant to this Section 11.1(c)(i) shall not have been the cause of the failure of the Closing to occur on or before such date and such action or failure to perform constitutes a breach of this Agreement; or

                          (ii) the Subsequent Closing shall not have occurred on
or before February 29, 2008; provided, however, that (A) the right to terminate this Agreement pursuant to this Section 11.1(c)(ii) shall not be available to the party seeking to terminate unless the party seeking to terminate pursuant to this Section 11.1(c)(ii) shall not have been the cause of the failure of the Subsequent Closing to occur on or before such date and such action or failure to perform constitutes a breach of this Agreement, and (B) if Investors who have agreed to purchase a majority of the Shares of Series A Preferred Stock to be sold in connection with the Closing have, in their sole discretion, extended the date after which this Agreement may be terminated pursuant to Section 11.1(c)(i) to March 31, 2008, the Investors may not terminate this Agreement pursuant to this Section 11.1(c)(ii) until March 31, 2008, but from and after March 1, 2008, the conditions to the Subsequent Closing set forth in Section 8 shall be deemed not satisfied and the Investors shall have no obligation to provide the financing contemplated by Section 1.1(d) hereof.

                      (d) by the Company:

                           (i)  if  there  shall  have  been  a  breach  of  any
representation, warranty, covenant or agreement on the part of the Investors such that the conditions set forth in Sections 4, 6, 7 and 9 would not be satisfied and, in either such case, such breach is not cured or curable by (A) in respect of the Closing and the conditions thereto, the date on which all conditions to consummate the Asset Purchase Agreement have been satisfied, and
(B) in respect of the Subsequent Closing and the conditions thereto, the date on which all conditions to consummate the Merger Agreement have been satisfied; or

                           (ii) in accordance with, and subject to the terms and
conditions of, Section 10.5(c);

                      (e) by Investors who have agreed to purchase a majority of the Shares of Series A Preferred Stock to be sold in connection with the
Closing:

                           (i)  if  there  shall  have  been  a  breach  of  any
representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 4, 5, 7 and 8 would not be satisfied and, in either such case, such breach is not cured or curable by (A) in respect of the Closing and the conditions thereto, the date on which all conditions to consummate the Asset Purchase Agreement have been satisfied, and (B) in respect of the Subsequent Closing and the conditions thereto, the date on which all conditions to consummate the Merger Agreement have been satisfied; or

                           (ii) if the Board of Directors  of the Company  shall
have withdrawn, modified or changed the Recommendation in a manner adverse to the Investors (it being understood and agreed that, for all purposes of this Agreement (including Sections 10.3 and 10.5), a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a withdrawal, modification or change of the Recommendation) or shall have recommended to the stockholders of the Company an Alternate Financing Proposal, or shall have resolved to effect any of the foregoing (it being agreed that the taking of any action by the Company, its Board of Directors or any of its Representatives of any of the actions permitted by Section 10.5(b) shall not give rise to a right to terminate pursuant to this clause (ii)).

                      (f) by either the Company or by Investors who have agreed to purchase a majority of the Shares of Series A Preferred Stock to be sold hereunder if, upon a vote taken on the Company Proposals at the Stockholders Meeting or any postponement or adjournment thereof, the Company Proposals shall not have been approved by the requisite vote of the stockholders of the Company.

                  11.2 Effect of Termination.

                      (a) In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except as provided in this Section
11.2 and Section 12, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any breach of this Agreement.

                      (b) In the event that this Agreement is terminated by the Company pursuant to Section 11.1(d)(ii), then no later than two (2) Business Days after the execution of any letter of intent, agreement in principal, commitment letter or definitive agreement with respect to an alternative financing or similar agreement relating to any Alternate Financing Proposal, the Company shall pay $2,200,000 (the "Company Termination Fee") to the Investors, at or prior to the time of termination, payable by wire transfer of same day funds. Such amount shall be allocated among the Investors in proportion to the number of shares of Series A Preferred Stock that each Investor has agreed to purchase pursuant to this Agreement.

                      (c) Each of the Company and the Investors acknowledges that the agreements contained in this Section 11.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due, the Company shall reimburse the Investors for all reasonable costs and expenses actually incurred or accrued by the Investors (including reasonable fees and expenses of one law firm) in connection any action (including the filing of any lawsuit) taken to collect payment of such amount, together with interest on such unpaid amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

            12. Miscellaneous.

                  12.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  12.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  12.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

                  12.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  12.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile or by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day;
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days' advance written notice to the other parties hereto.

                  12.6 Finder's Fee. Each party represents that, except as set forth in the Schedule of Exceptions or in this Section 12.6, it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  12.7 Expenses; Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the First Restated Certificate, the Second Restated Certificate, or the Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or the Second Amended and Restated Investor Rights Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  12.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), (i) prior to the Closing, only with the written consent of the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock to be sold pursuant hereto, (ii) after the Closing but prior to the Subsequent Closing, only with the written consent of the Company, Investors acquiring in the aggregate more than half of the shares of Series A Preferred Stock to be issued at the Subsequent Closing and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock sold at the Closing pursuant to this Agreement and (iii) after the Subsequent Closing, only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this Section 12.8 shall be binding upon each holder of any securities purchased under this Agreement (including securities into which such securities are convertible) at the time outstanding, each future holder of all such Series A Preferred Stock and the Company. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

                  12.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  12.10 Aggregation of Stock. All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  12.11 Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  12.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    GOAMERICA, INC.

                                    By:     /s/ Daniel R. Luis
                                       -----------------------------------------
                                            Name:  Daniel R. Luis
                                            Title:  Chief Executive Officer

                            Address:        433 Hackensack Avenue
                                            Hackensack, NJ  07601
                                            Attn.:  Chief Executive Officer

                                    With a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ  07068
                                            Attn.:  Peter H. Ehrenberg, Esq.
                                            Fax No. (973) 597-2400

        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT]

                                    INVESTOR:

                                    CCP A, L.P.

                                    By:  CLEARLAKE CAPITAL PARTNERS, LLC
                                         Its General Partner

                                    By:  CCG Operations, LLC
                                         Its Managing Member

                                    By:  /s/ Behdad Eghbali
                                       -----------------------------------------
                                         Name: Behdad Eghbali
                                         Title:  Authorized Signatory

                            Address: 650 Madison Avenue, 26th Floor New York, NY 10022
                                             Fax No. (212) 610-9121

                                    With a copy to:

                                             Milbank, Tweed, Hadley & McCloy LLP
                                             601 S. Figueroa St., 30th Floor
                                             Los Angeles, CA  90017
                                             Attn.: Melainie K. Mansfield, Esq.
                                             Fax No. (213) 892-4711

       [SIGNATURE PAGE TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              Schedule of Investors



 Part I
                                                             Shares of
    Investor                                           Series A Preferred Stock                 Purchase Price
    ------------------------------------------     -----------------------------------    ----------------------------
    CCP A, L.P.                                                         6,479,691                  $33,500,002.47
                                                                        ---------                  --------------
    Total                                                               6,479,691                  $33,500,002.47

Part II
                                                              Shares of
    Investor                                           Series A Preferred Stock                 Purchase Price
    ------------------------------------------     -----------------------------------    ----------------------------
    CCP A, L.P.                                                           967,118                   $5,000,000.06
                                                                        ---------                  --------------
    Total                                                                 967,118                   $5,000,000.06


                                  Schedule A-1